Exhibit 10.24

FIRST AMENDMENT TO
AGREEMENT OF SALE

THIS FIRST AMENDMENT TO AGREEMENT OF SALE (the “Amendment”) is made and entered into effective as of December 16, 2011, by and between BH UNIVERSITY TOWERS, LLC, a Delaware limited liability company (“Purchaser”) and FAIRFIELD 24TH STREET TOWERS LTD., a Texas limited partnership (“Seller”) with reference to the following recitals of facts:

R E C I T A L S:

A.            Purchaser and Seller are parties to that certain Agreement of Sale with an effective date of December 7, 2011 (the “Original Agreement’), pursuant to which Purchaser agreed to purchase and Seller agreed to sell, inter alia, that certain real property located in Austin, Texas and commonly known as the University Towers Apartments.

B.            Purchaser and Seller now desire to modify the Original Agreement in accordance with the terms and conditions set forth in this Amendment. For purposes hereof, the Original Agreement and this Amendment are collectively referred to as the “Agreement.”

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Original Agreement. Purchaser and Seller acknowledge that the Original Agreement is in full force and effect, except as modified by this Amendment. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Original Agreement. In the event of any inconsistency between the terms and conditions set forth in the Original Agreement and the terms and conditions set forth in this Amendment, the terms and conditions in this Amendment shall control.

2.             Approval Period. The expiration of the Approval Period is hereby extended from 5:00 P.M. Central Time on December 16, 2011 to 5:00 P.M. Central Time on December 23, 2011.

3.             No Other Modifications. Except as otherwise provided herein, all other terms and provisions of the Agreement shall remain in full force and effect, unmodified by this Amendment.

4.             Binding Effect. The provisions of this Amendment shall be binding upon and inure to the benefit of the heirs, representatives, successors and permitted assigns of the parties hereto.

5.             Counterparts. This Amendment may be executed in electronic format (including facsimile and PDF) in any number of original counterparts. Any such counterpart, when executed, shall constitute an original of this Amendment, and all such counterparts together shall constitute one and the same Amendment. For purposes of this Amendment, facsimile signatures shall be deemed to be originals.

[Signature page to follow]

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the day and year written above.

PURCHASER:

BH UNIVERSITY TOWERS, LLC, a Delaware limited liability company

By:	BEHRINGER HARVARD OPPORTUNITY OP II, LP, a Delaware limited partnership

	By:	BHO II, Inc., a Delaware corporation, its general partner

		By:	/s/ James D. Fant
		Name:	James D. Fant
		Title:	Senior Vice President - Real Estate

SELLER:

FAIRFIELD 24TH STREET TOWERS LTD., a Texas limited partnership

By:	FF StudentCo C LLC,
a Delaware limited liability company, its General Partner

	By:	StudentCo LLC, Series C,
a Delaware series limited liability company, its Managing Member

		By:	/s/ Andrew Hinkelman
		Name:	Andrew Hinkelman
		Title:	President

JOINDER SIGNATURE

Chicago Title Insurance Company has joined in the execution of this First Amendment to Agreement of Sale (“Agreement”) solely for the purpose of acknowledging its obligations as Escrow Agent thereunder and shall have no duties or liability under the Agreement except for the performance of its own obligations under the Agreement.

CHICAGO TITLE INSURANCE COMPANY

By:	/s/ Shannon Bright
Name:	Shannon Bright
Title:	Escrow Officer